Exhibit 23.2
                                                                    ------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-3 of our report dated September 7, 2001, relating to the consolidated financial statements of Silverstar Holdings Limited as of and for the year ended June 30, 2001 appearing in such Registration Statement. We also consent to the reference to us under the heading, "Experts," in such Registration Statement.



                            /s/ RACHLIN COHEN & HOLTZ LLP
                            RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
June 13, 2002